Exhibit No. 99.1

         Workstream Inc. to Present at the ThinkEquity Growth Conference

Ottawa, ON. - September 14, 2004 - Workstream Inc., (TM) (NASDAQ: WSTM), a provider of Enterprise Workforce Management software, announced today that Michael Mullarkey, Chairman and CEO would be presenting at the ThinkEquity Partners 2nd Annual Growth conference in San Francisco, California on Wednesday September 22nd. The presentation will be at 10:45 a.m. at the San Francisco Omni Hotel in the Union Square room. For more information contact Tammie Brown at 1-877-327-8483 ext 263.

About Workstream

Workstream Inc. (NASDAQ: WSTM) is a provider of hosted Enterprise Workforce Management software and professional services to the Global 2000. Workstream's products provide Recruitment, Performance, Compensation and Rewards Management for employees and corporations. Workstream was named to the Deloitte & Touche Fast 500 list of the fastest growing software companies for 2003. Through its 12 offices and 200 dedicated human resource employees across North America, Workstream services customers such as BearingPoint, Chevron, Eli Lilly Canada, The Gap, Home Depot, Kaiser Permanente, KPMG Canada, Motorola, Nike, Nordstrom, Samsung, Sony Music Canada, VISA, Watson Wyatt, and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

About ThinkEquity

ThinkEquity Partners is a research-centric, institutional investment firm, focused on the growth sectors of the knowledge economy. This is the second annual Growth Conference. There will be more than 100 CEOs of the fastest growing, most innovative companies in America presenting at the conference.

Contact:
Tammie Brown                                       Julie Ingle
Workstream, Inc.                                   Workstream, Inc.
1-877-327-8483 ext. 263                            1-650-340-4049
tammie.brown@workstreaminc.com                     julie.ingle@workstreaminc.com